REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement dated as of October 20, 1998 (the "Agreement") by and among META Group, Inc., a Delaware corporation ("META"), and the stockholders of SENTRY (as defined below) listed on the signature pages hereto (collectively, the "Stockholders"):

                               WITNESSETH:

      WHEREAS, META has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof with MG Acquisition Corporation, a Massachusetts corporation (the "Merger Sub"), and The Sentry Group, Inc., a Massachusetts corporation ("SENTRY"), pursuant to which the Merger Sub will be merged with and into SENTRY (the "Merger");

      WHEREAS, in the Merger, the Stockholders SENTRY will receive, among other things, shares of Common Stock, par value $.01 per share (the "Common Stock"), of META in exchange for shares of capital stock of SENTRY now owned by such stockholders; and

      WHEREAS, the Stockholders desire to have, and META is willing to grant to the Stockholders, certain rights to have shares of Common Stock issued to the Stockholders in the Merger registered for resale to the public subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, META and the Stockholders agree as follows:


                                  ARTICLE I

                        DEFINITIONS AND EFFECTIVENESS

      1.1 Common Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Merger Agreement shall have the meanings assigned to them in the Merger Agreement, and the rules of construction and documentary conventions set forth in the Merger Agreement shall apply to this Agreement.

      1.2 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Black-out Period" shall mean, with respect to META, that period commencing on the 15th day of each of March, June, September, and December of any year and ending 48 hours after the public announcement by META of its earnings for its fiscal year or quarter, as the case may be.

            "Potential Material Event" shall mean any of the following: (a) the possession by META of material non-public information required to be disclosed in the Resale Registration Statement, and the determination in good faith by the

Board of Directors of META that disclosure of such information in the Resale Registration Statement at that time would either not be advisable or may be detrimental to the business and affairs of META; or (b) any material engagement or activity by META which would, in the good faith determination of the Board of Directors of META, be adversely affected by disclosure in the Resale Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of META that the Resale
Registration Statement would be materially misleading absent the inclusion of such information.

            "Registration Expenses" means the expenses incurred by META in complying with Section 2.1 hereof, including registration and filing fees, securities exchange or market listing fees, printing expenses, fees and disbursements of counsel for META, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding any underwriting commissions, discounts and selling concessions and any stock transfer, issuance or other taxes and fees and expenses of counsel to the Stockholders, if any.

            "Registrable Shares" means any shares of Common Stock received by the Stockholders as Initial Consideration (other than Escrow Shares) pursuant to
Section 2.3(a)(1) of the Merger Agreement and any additional unregistered shares received by the Stockholders, during the period for which the effectiveness of the Resale Registration Statement is required to be maintained pursuant to
Article II, as a stock dividend on the Registrable Shares, or pursuant to a stock split or similar recapitalization of the Common Stock, provided, however, that Registrable Shares shall not include any such shares of Common Stock that as of the date of the determination (x) have previously been sold, transferred or assigned by a Stockholder (except as provided in Section 2.13 of this Agreement) or (y) may be sold either without limitation pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") or within the volume limitations of Rule 144 under the Securities Act.

            "Transfer" means any offer to sell, sale, assignment, pledge, transfer, contract to sell, grant of any option or other right to purchase, grant of any ownership interest, or other disposition or change of legal, record or beneficial ownership, whether direct or indirect, voluntary or involuntary.

      1.3 Additional Definitions. Each of the following terms is defined in the Section set forth opposite such term:

               Term                                       Section
               ----                                       -------

            Agreement                                     Recitals
            Common Stock                                  Recitals
            Indemnified Party                                  2.4
            Indemnifying Party                                 2.4
            Merger                                        Recitals
            Merger Agreement                              Recitals
            Merger Sub                                    Recitals
            META                                          Recitals
            Resale Registration Statement                      2.1
            Securities Act                                     1.2
            SENTRY                                        Recitals
            Stockholders                                  Recitals

      1.4 Effectiveness. This Agreement shall become effective as of the Effective Time.

                                  ARTICLE II

                             REGISTRATION RIGHTS

     2.1 Resale Registration Statement. Not later than thirty (30) days after the Effective Time, META shall file a registration statement (the "Resale Registration Statement") on Form S-3 registering the Registrable Shares under the Securities Act and shall use all commercially reasonable efforts to cause the Resale Registration Statement to become effective as expeditiously as possible and to remain effective until the first anniversary of the Effective Time. Notwithstanding the foregoing, during any Black-out Period, and, if at any time or from time to time after the date of effectiveness of the Resale
Registration Statement, META notifies the Stockholders in writing of the existence of a Potential Material Event, the Stockholders and any transferee of a Stockholder, shall not offer or sell any Registrable Shares, or engage in any other transaction involving or relating to the Registrable Shares, until the Black-out Period has expired or from the time of the giving of notice with respect to a Potential Material Event until such Stockholder or any transferee of a Stockholder receives written notice from META that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. In addition, META shall be entitled, upon notice to the Stockholders in writing of the existence of a Potential Material Event, to withdraw or suspend the Resale Registration Statement until such time as such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event, at which time META shall use all commercially reasonable efforts to refile or reinstate the Resale Registration Statement and cause it to become effective.

      2.2 Indemnification of Stockholders. META shall indemnify and hold harmless each Stockholder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls a Stockholder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses and/or liabilities (including, if any, applicable taxes, interest, penalties and/or additions to tax)to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, shall reimburse each Stockholder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities (including, if any, applicable taxes, interest, penalties and/or additions to tax), or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in the final prospectus (or the Resale Registration Statement or prospectus as from time to time amended or supplemented by META) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by META of any rule or regulation promulgated under the Securities Act or any state securities law applicable to META and relating to action or inaction required of META in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Resale Registration Statement or final prospectus in reliance upon and in conformity with information furnished to META in connection therewith by any such Stockholder (in the case of indemnification of such Stockholder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or (ii) in the case of a sale directly by any such Stockholder (including a sale of shares through any underwriter retained by such Stockholder to engage in a distribution solely on behalf of such Stockholder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a final prospectus and corrected in an amended prospectus, copies of which were delivered to such Stockholder or such underwriter on a timely basis, and such Stockholder or such underwriter failed to deliver a copy of the amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

      2.3 Indemnification of META. Each Stockholder shall indemnify and hold harmless META, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls META within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses and/or liabilities to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, shall reimburse META and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with written information furnished to META in connection therewith by such Stockholder expressly for use therein. Notwithstanding any of the foregoing to the contrary, in no event shall the liability of any Stockholder for indemnification under this Section 2.3 exceed the lesser of (i) that percentage of the total amount of such losses, claims, damages or liabilities indemnified against which equals the percentage obtained by dividing the total number of Registrable Shares sold by such Stockholder pursuant to the Resale Registration Statement by the total number of Registrable Shares sold pursuant to the Resale Registration Statement, or (ii) the net proceeds received by such Stockholder from the resale of its Registrable Shares.

      2.4 Indemnification Procedures. (a)Promptly after receipt by any person entitled to indemnification under Sections 2.2 or 2.3 (an "Indemnified Party") of notice of the commencement of any action in respect of which indemnity may be sought against any person under Sections 2.2 or 2.3 (an "Indemnifying Party"), such Indemnified Party shall notify all Indemnifying Parties in writing of the commencement thereof (provided, however, that failure to so notify an Indemnifying Party shall not relieve any Indemnifying Party from any liability it may have hereunder except to the extent that the Indemnifying Party who did not receive such notice shall have been materially prejudiced by such failure) and, subject to the provisions hereinafter stated, the Indemnifying Party shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.

            (b) The Indemnified Party shall have the right to employ separate counsel and assume its own legal defense in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Indemnifying Party shall not be at the expense of the Indemnifying Party unless the employment of such counsel has been specifically authorized in writing by the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's written consent. META shall not, except with the approval of each party being indemnified under this Agreement, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

      2.5 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Indemnified Party exercising rights under this Agreement, or any controlling person of any such Indemnified Party, makes a claim for indemnification pursuant to Section
2.2 or 2.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, then the Indemnifying Party and such Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand and of the Indemnified Party on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      2.6 Exchange Act Registration. As long as META is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, META will use commercially reasonable efforts to timely file with the Commission such information as the Commission may require under either Section 13 or Section 15(d) of the Exchange Act and shall use commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect) with respect to the Registrable Shares. META shall furnish to the Stockholders forthwith upon request (i) a written statement by META as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of META as filed with the Commission, and (iii) such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Stockholder to sell any such Registrable Shares pursuant to Rule 144 without registration. META shall use commercially reasonable efforts to facilitate and expedite transfers of the Registrable Shares pursuant to Rule 144 under the Securities Act, which efforts shall include prompt notice to its transfer agent to expedite such transfers of Registrable Shares.

      2.7 Further Obligations of META. META shall also do the following:

            (a) Notify the Stockholders promptly upon the effectiveness of the Resale Registration Statement. Furnish to each Stockholder such copies of each preliminary and final prospectus and such other documents as such Stockholder may reasonably request to facilitate the public offering of its Registrable Shares;

            (b) Use commercially reasonable efforts to register or qualify the shares covered by said registration statement under the applicable securities or Blue Sky laws of such jurisdictions as any selling Stockholder may reasonably request; provided, however, that META shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject; and

            (c) Furnish, upon request, to each selling Stockholder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of the Registrable Shares.

      2.8 Further Obligations of Stockholders. In connection with any registration pursuant to this Agreement in which Registrable Shares held by a Stockholder are to be registered, such Stockholder shall furnish to META in writing such information with respect to such Stockholder and the sale or distribution proposed by such Stockholder as META requests for use in connection with any such registration statement or prospectus or otherwise as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Such provision of information is a condition precedent to the obligations of META pursuant to this Agreement.

      2.9 Allocation of Expenses. META shall pay all of the Registration Expenses incurred by META in complying with Section 2.1 of this Agreement. In no event shall META have any obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts and selling concessions, any fees and expenses of counsel to the Stockholders, if any, or stock transfer, issuance or other tax attributable to the Registrable Shares being offered and sold by any of the Stockholders.

      2.10 Selection of Broker. The Registrable Shares registered pursuant to this Agreement shall be sold by the selling Stockholders through one broker or dealer selected by META at the time of such registration.

      2.11 "Lock-Up" Agreement. If META proposes to offer for sale to the public any of its equity securities, and (i) if requested by META and an underwriter of shares of Common Stock or other securities of META and (ii) if all "affiliates" are requested by META and such underwriter to sign a lock-up agreement (as described below), then such Stockholder shall not offer, sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner any Common Stock or other securities of META held by it during the 180-day period following the effective date of the registration statement of META filed under the Securities Act and will sign a "lock-up agreement" to such effect. Such agreement shall be in writing and in form and substance reasonably satisfactory to META and such underwriter and pursuant to customary and prevailing terms and conditions. META may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of such 180-day period.

      2.12 Sale or Transfer of Shares. (a) The Registrable Shares shall not be sold or transferred unless either (i) they shall have been registered under the Securities Act, or (ii) META shall have been furnished with an opinion of legal counsel, satisfactory to META, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

            (b) Each certificate representing Registrable Shares shall bear a legend substantially in the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED

            OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

      2.13 Transferability. The registration rights granted in this Agreement may be assigned or transferred in connection with a sale of Registrable Shares or otherwise if (a) such person (i) is a partner of a Stockholder that is a partnership and such Registrable Shares were received by such person upon a distribution to such partner, (ii) is a transferee of a Stockholder by will or the laws of descent and distribution, (iii) is a spouse or child of a Stockholder, or a trust of which a Stockholder or his or her spouse or child is the beneficiary and (iv) is a beneficiary of a trust of which a Stockholder is a or the trustee and (b) such person notifies META of such distribution in writing, provides META with his or her name and address and the number of Registrable Shares acquired, and agrees in writing (in form and substance satisfactory to META) to be bound by the terms and conditions of this Agreement. Except as provided in the previous sentence, the registration rights granted in this Agreement may not be assigned or transferred in connection with a sale of the Registrable Shares or otherwise. Nothing herein shall be construed to modify a Stockholder's obligation under the Participation Agreement signed by such Stockholder pursuant to the Merger Agreement.


                                 ARTICLE III

                                MISCELLANEOUS

      3.1 Termination. The registration rights set forth in this Agreement shall terminate on the first anniversary of the Effective Time.

      3.2 Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

      3.3 Amendment; Waiver. This Agreement may be amended, and any provision hereof may be waived, only with the written consent of META and the holders of a majority of the then outstanding Registrable Shares.

      3.4 Headings and Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein", "hereof", "hereinafter" refer to this Agreement in which they appear as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Unless the context otherwise requires, (i) terms used in the plural include the singular, and vice versa, and (ii) words in the masculine gender include the feminine and neuter, and vice versa.

      3.5 Notices. All notices, consents and other communications under this Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given when (i) delivered by hand, (ii) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case, at the appropriate addresses, telex numbers and telecopier numbers as set forth below (or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties):

      If to META:

            208 Harbor Drive
            Stamford, CT  06912-0061
            Attention:  Chief Financial Officer

      with a copy to:

            Testa, Hurwitz & Thibeault, LLP
            High Street Tower
            125 High Street
            Boston, MA 02110
            Attention:  Mark J. Macenka, Esq.

      If to a Stockholder:

            At their respective addresses as reflected in the books and records of META or its transfer agent

      3.6 Invalidity of Provisions. Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

      3.7 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Any holder of Registrable Shares (other than the Stockholders) may, after the date hereof, become a "Stockholder" for all purposes hereunder upon execution of a counterpart to this Agreement. For the purposes of executing this Agreement, (a) a document signed and transmitted by facsimile machine or telecopier shall be treated as an original document; (b) the signature of any party on such document shall be considered as an original signature; (c) the document transmitted (or the document of which the page containing the signature or signatures of one of more parties is transmitted) shall have the same effect as a counterpart thereof containing original signatures; and (d) at the request of a party, each party who executed a document and transmitted such document by facsimile machine or telecopier, shall provide such original document to the other party. No party may raise as a defense to the enforcement of this Agreement or any other document required to be delivered in accordance with its terms, including any amendment thereof, that a facsimile machine or telecopier was used to transmit a signature of that party or another party on the Agreement, other document, or amendment.

                 [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.


                                META GROUP, INC.


                                    By:/s/Bernard F. Denoyer
                                       ----------------------------------
                                    Name:  Bernard F. Denoyer
                                    Title: CFO, SVP-Finance, Secretary and
                                           Treasurer

                                    STOCKHOLDERS:


                                    /s/Paul M. Beals
                                    ------------------------------------
                                    Paul M. Beals

                                    Address:
                                    1174 Hurst Park Court
                                    Lawrenceville, GA 30243


                                    ------------------------------------
                                    David R. Brousell

                                    Address:
                                    2 Jefferson Way
                                    Medfield, MA 02052


                                    /s/Robert H. Cawly
                                    -------------------------------------
                                    Robert H. Cawly

                                    Address:
                                    35 Flagg Road
                                    Southborough, MA 01772


                                    /s/Patricia A. Cawly
                                    --------------------------------------
                                    Patricia A. Cawly

                                    Address:
                                    35 Flagg Road
                                    Southborough, MA 01772

                                    THE ROBERT DEN. COPE 1995 TRUST, NEW
                                    LONDON TRUST FSB AND JOHN F. SHORO,
                                    TRUSTEES



                                    By:/s/Gerald Milkowski
                                    --------------------------------------
                                    Its: Trustee

                                    Address:
                                    c/o New London Trust FSB
                                    80 South Main Street
                                    Hanover, NH 03755


                                    /s/Kathleen M. Flynn (O'Keefe)
                                    --------------------------------------
                                    Kathleen M. Flynn (O'Keefe)

                                    Address:
                                    69 Hunter Avenue
                                    Hudson, MA 01749


                                    /s/Carol G. Gannon
                                    --------------------------------------
                                    Carol G. Gannon

                                    Address:
                                    74 Brook Street
                                    Franklin, MA 02038


                                    /s/Damon P. Gannon
                                    --------------------------------------
                                    Damon P. Gannon

                                    Address:
                                    c/o William A. Gannon, Sr.
                                    74 Brook Street
                                    Franklin, MA 02038



                                    /s/William A. Gannon, Jr.
                                    ---------------------------------------
                                    William A. Gannon, Jr.

                                    Address:
                                    9 Arrowhead Lane
                                    Franklin, MA 02038

                                    /s/William A. Gannon, Sr.
                                    -------------------------------------
                                    William A. Gannon, Sr.

                                    Address:
                                    74 Brook Street
                                    Franklin, MA 02038


                                    /s/John B. Hartman
                                    ------------------------------------
                                    John B. Hartman

                                    Address:
                                    1295 Midland Way
                                    Lawrenceville, GA 30243


                                    /s/Thomas B. Hickey
                                    --------------------------------------
                                    Thomas B. Hickey

                                    Address:
                                    266 Weston Road
                                    Wellesley, MA 02181


                                    /s/William D. Hoffman
                                    -------------------------------------
                                    William D. Hoffman

                                    Address:
                                    1349 Garrick Way
                                    Marietta, GA 30068


                                    /s/Robert D. Kelley
                                    ------------------------------------
                                    Robert D. Kelley

                                    Address:
                                    7850 North Spalding Lake Road
                                    Atlanta, GA 30350


                                    ------------------------------------
                                    William J. McMillan

                                    Address:
                                    120 Cross Street
                                    Winchester, MA 01890

                                    /s/Philip J. Morrison
                                    -------------------------------------
                                    Philip J. Morrison

                                    Address:
                                    1015 Park Meadow Lane
                                    Roswell, GA 30076



                                    /s/Kirk K. Reiss
                                    --------------------------------------
                                    Kirk K. Reiss

                                    Address:
                                    1085 Marka Lane
                                    Alpharetta, GA 30201



                                    SAFEGUARD SCIENTIFICS (DELAWARE), INC.


                                    By:/s/James A. Ounsworth
                                       ------------------------------------
                                    Its:Vice President

                                    Address:
                                    103 Springer Building
                                    3411 Silverside Road
                                    P.O. Box 7048
                                    Wilmington, DE 19803



                                    /s/Carl G. Sempier
                                    ---------------------------------------
                                    Carl G. Sempier

                                    Address:
                                    3 Roselawn Lane
                                    Malvern, PA 19355


                                    /s/Anthony W. Stein
                                    ---------------------------------------
                                    Anthony W. Stein

                                    Address:
                                    205 Quiet Stream Court
                                    Roswell, GA 30075-1872


                                    /s/Michael P. Walsh
                                    ---------------------------------------
                                    Michael P. Walsh

                                    Address:
                                    60 Langley Road
                                    Brighton, MA 02135



                                            *
                                    _____________________________________
                                    Donald R. Caldwell

                                    Address:
                                    531 North Rose Lane
                                    Haverford, PA 19041



                                            *
                                    ______________________________________
                                    Charles A. Root

                                    Address:
                                    1361 South Leopard Road
                                    Berwyn, PA 19312



                                           *
                                    _______________________________________
                                    Delbert W. Johnson

                                    Address:
                                    1359 Colleen Avenue
                                    Arden Hills, MN 55112



                                           *
                                    ________________________________________
                                    James A. Ounsworth

                                    Address:
                                    7721 St. Martins Lane
                                    Philadelphia, PA 19118



                                           *
                                    _______________________________________
                                    Gerald M. Wilk

                                    Address:
                                    11 Pickwick Lane
                                    Malvern, PA 19355



                                          *
                                    _______________________________________
                                    Walter W. Buckley

                                    Address:
                                    428 Glenwyth Road
                                    Strafford, PA 19087



                                          *
                                    _______________________________________
                                    Michael W. Miles

                                    Address:
                                    1333 Argyle Road
                                    Berwyn, PA 19312



                                    /s/Glenn T. Rieger
                                    ----------------------------------------
                                    Glenn T. Rieger

                                    Address:
                                    2 Forest Road
                                    Wayne, PA 19087



                                           *
                                    ______________________________________
                                    Jerry L. Johnson

                                    Address:
                                    1075 Green Valley Road
                                    Bryn Mawr, PA 19010



                                           *
                                    _____________________________________
                                    Thomas C. Lynch

                                    Address:
                                    1236 Denbigh Lane
                                    Radnor PA 19087



                                          *
                                    ______________________________________
                                    Steven J. Rosard

                                    Address:
                                    12 Penarth Road
                                    Bala Cynwyd, PA 19004

                                    */s/Glenn T. Rieger
                                    _____________________________________
                                    By Glenn T. Rieger,
                                    Attorney-in-Fact